Exhibit 10.5

AMENDMENT NO. 8

TO

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 8 (this “Amendment”) is executed on December 12, 2025, by and among MANHATTAN BRIDGE CAPITAL, INC., a New York corporation (“Borrower”; and collectively with any Person who is or hereafter becomes a party to the Credit Agreement (as defined below) as a borrower or a guarantor, each a “Loan Party” and collectively, the “Loan Parties”), the Lenders (as defined below) signatory hereto, the Guarantors signatory hereto, and WEBSTER BANK, NATIONAL ASSOCIATION (“Webster”), individually, as a Lender hereunder and as agent for itself and each other Lender (Webster, acting in such agency capacity, the “Agent”).

BACKGROUND

Loan Parties, the financial institutions who are or hereafter become parties thereto as lenders (collectively, the “Lenders” and each individually, a “Lender”), and Agent are parties to an Amended and Restated Credit and Security Agreement, dated as of August 8, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Agent and Lenders provide Loan Parties with certain financial accommodations.

Loan Parties have requested that Agent and Lenders make certain amendments to the Credit Agreement and the MBC II Guaranty (as hereinafter defined), and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

2. Consent. Borrower has notified Agent and Lenders of the intention of MBC Funding II Corp., a wholly owned subsidiary of Borrower (“MBC II”), to enter into a loan arrangement with Valley National Bank for up to $10,000,000 (the “MBC Loan”) secured by all assets of MBC II, pursuant to a certain Letter Agreement, dated as of December 12, 2025 (the “Line of Credit Agreement”) among the MBC II, Borrower and Principal as guarantors thereunder, and Valley National Bank. The obligations of MBC II under the MBC Loan will be guaranteed by Principal (up to a maximum amount of $500,000) and the Borrower, which guarantees will at all times be unsecured (the “Valley Guaranties”). Subject to Agent’s receipt of a copy of this Amendment duly executed and delivered by Lenders, each Loan Party, MBC II Subsidiary, and Personal Guarantor (defined below), in form and substance satisfactory to Agent, and notwithstanding anything to the contrary in the Credit Agreement (including, without limitation, Sections 7.3 (solely with respect to MBC II) and 7.9 of the Credit Agreement) or the Other Documents delivered in connection therewith, Agent and Required Lenders hereby consent to the incurrence of the MBC Loan by MBC II and the Valley Guaranties by each of Principal and Borrower.

3. Amendment to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

(a) Annex One of the Credit Agreement is hereby amended by deleting the following definitions in their entirety therefrom: “Bond Subsidiary”, “Permitted Bond Indenture”, “Permitted Bond Subsidiary Guaranty”, “Permitted Bond Subsidiary Investment” and “Permitted Bond Transaction” and “Permitted Bond Transaction Documentation”.

(b) The definition of “Permitted Encumbrances” set forth in Annex One of the Credit Agreement is hereby amended by deleting clause (k) thereof in its entirety and inserting “[reserved]” in lieu thereof.

(c) Annex One of the Credit Agreement is hereby amended by inserting the following new definitions therein in the appropriate alphanumeric order:

“MBC II Subsidiary” shall mean MBC Funding II Corp., a wholly owned subsidiary of MBC.

“Permitted Valley Debt” shall mean the line of credit provided by Valley National Bank to MBC II Subsidiary in an aggregate principal amount up to $10,000,000, which obligations are secured by all assets of the MBC II Subsidiary and guaranteed by Principal (up to a maximum of $500,000) and the Borrower (which guarantees by Principal and Borrower will be unsecured at all times).

“Permitted Valley Loan Agreement” shall mean that certain Letter Agreement, dated as of December 12, 2025, by and among MBC II Subsidiary, Borrower and Principal (as Guarantors thereunder) and Valley National Bank.

“Permitted Valley Loan Documentation” means the Permitted Valley Loan Agreement, and all agreements, promissory notes, instruments and other documentation in connection therewith.

“Permitted Valley Subsidiary Guaranty” shall mean the unsecured guaranty made by Borrower in favor of Valley National Bank with respect to the Permitted Valley Debt pursuant to the Permitted Valley Loan Documentation.

(d) Section 7.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.5 Investments. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, including, without limitation the acquisition of all, or substantially all, or any material portion of the assets or Equity Interests of a Person or the assets of (a) any division or line of business of a Person and (b) any partnership or joint venture.”

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(e) Section 7.7 of the Credit Agreement is hereby amended by deleting clause (b) therein in its entirety and inserting “[reserved]” in lieu thereof.

(f) Each reference in the Credit Agreement to “Permitted Bond Indenture” shall be replaced with reference to “Permitted Valley Loan Agreement”.

(g) Each reference in the Credit Agreement to “Permitted Bond Subsidiary Guaranty” shall be replaced with reference to “Permitted Valley Subsidiary Guaranty”.

(h) Each reference in the Credit Agreement to “Permitted Bond Transaction” shall be replaced with reference to “Permitted Valley Debt”.

(i) Each reference in the Credit Agreement to “Permitted Bond Transaction Documentation” shall be replaced with reference to “Permitted Valley Loan Documentation”.

4. Conditions of Effectiveness. This Amendment (other than the consent set forth in Section 2, which is effective as of the date hereof) shall become effective (such date, the “Amendment No. 8 Effective Date”) upon Agent’s receipt of:

(a) a copy of this Amendment duly executed and delivered by Lenders, each Loan Party, MBC II Subsidiary, and Personal Guarantor (defined below) with one original executed copy of this Amendment to be promptly delivered by Loan Parties to Agent, in form and substance satisfactory to Agent;

(b) evidence, in form and substance satisfactory to Agent, that the Permitted Bond Transaction (as defined in the Credit Agreement prior to giving effect to this Amendment) has been repaid in full; and

(c) such other documents, instruments and agreements as Agent or its counsel may require.

5. Representations and Warranties. Each Loan Party hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of each Loan Party and are enforceable against each Loan Party in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, each Loan Party hereby reaffirms all covenants, representations and warranties made in the Credit Agreement as amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

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(c) After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) No Loan Party has any defense, counterclaim or offset with respect to the Credit Agreement or any Other Document to which it is a party.

6. Effect on the Credit Agreement.

(a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Amendment,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment shall be an Other Document for all purposes under the Credit Agreement.

(b) Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

7. Release. Each of the Loan Parties on behalf of itself and its successors, assigns, and other legal representatives, and Personal Guarantor on behalf of himself and his successors, assigns, and other legal representatives, hereby, (a) jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and each of their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives and their respective successors and assigns (Agent and Lenders and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, whether liquidated or unliquidated, matured or unmatured, asserted or unasserted, fixed or contingent, foreseen or unforeseen and anticipated or unanticipated, which each of the Loan Parties and Personal Guarantor, or any of their respective successors, assigns, or other legal representatives and their successors and assigns may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in relation to, or in any way in connection with the Credit Agreement, as amended and supplemented through the date hereof, the Personal Guaranty, this Amendment, the Other Documents; (b) understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release; (c) agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above and nothing contained herein shall constitute an admission of liability with respect to any Claim on the part of any Releasee; and (d) jointly and severally, absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any of the Loan Parties or Personal Guarantor pursuant to this Paragraph 7. If any Loan Party or Personal Guarantor violates the foregoing covenant, Loan Parties and Personal Guarantor, jointly and severally, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

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8. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by .pdf or electronic transmission shall be deemed to be an original signature hereto.

11. Guaranty Amendment. Subject to satisfaction of the conditions precedent set forth in Section 4 above, MBC II Subsidiary and Agent hereby agree to amend the Guaranty, dated as of April 25, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, by this Amendment, the “MBC II Guaranty”), by MBC II Subsidiary in favor of Agent for the ratable benefit of Lenders, as follows:

(a) Section 21 of the MBC II Guaranty is hereby amended and restated in its entirety as follows:

“21. Negative Pledge. Until the full and final satisfaction of the Obligations and termination of the Credit Agreement, Guarantor shall not consent to the creation, incurrence, assumption, sufferance or existence of any mortgage, security interest, lien or encumbrance on any of its assets other than to Valley National Bank under the Permitted Valley Loan Documentation.”

(b) Each of Section 20 and Section 22 of the MBC II Guaranty is hereby deleted in its entirety and “[Reserved]” is inserted in lieu thereof.

12. Reaffirmation by Guarantors. Assaf Ran (the “Personal Guarantor”) and MBC II Subsidiary each hereby reaffirm that all of the Obligations of Loan Parties under the Credit Agreement as amended by this Agreement are irrevocably guaranteed by (i) Personal Guarantor in accordance with the terms and conditions of the Second Amended and Restated Guaranty, dated as of January 31, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) in favor of Agent for the ratable benefit of Lenders and (ii) MBC II Subsidiary in accordance with the terms and conditions of the MBC II Guaranty, in each case, in favor of Agent for the ratable benefit of Lenders.

13. Severability. In case of one or more of the provisions contained in this Amendment shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

BORROWER:

MANHATTAN BRIDGE CAPITAL, INC.

By:	/s/ Assaf Ran
Name:	Assaf Ran
Title:	Chief Executive Officer

[Signature Page to Amendment No. 8]

ACKNOWLEDGED AND AGREED TO BY:

GUARANTORS:

/s/ ASSAF RAN
ASSAF RAN

MBC FUNDING II CORP.

By:	/s/ Assaf Ran
Name:	Assaf Ran
Title:	Chief Executive Officer

[Signature Page to Amendment No. 8]

WEBSTER BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:	/s/ Leo Goldstein
Name:	Leo Goldstein
Title:	Director

[Signature Page to Amendment No. 8]

FLUSHING BANK, as a Lender

By:	/s/ Jacqueline Yu
Name:	Jacqueline Yu
Title:	Vice President

[Signature Page to Amendment No. 8]